UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 22, 2020

GTT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.0001 per share	GTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer and President

On May 22, 2020 the Board of Directors announced that Richard D Calder, Jr. will depart from his position as Chief Executive Officer and President of GTT Communications, Inc. (the “Company”) and from all offices and positions he holds with the Company’s direct and indirect subsidiaries, effective June 1, 2020. On May 25, 2020, Mr. Calder resigned from his position as a Director of the Company and all of its direct and indirect subsidiaries effective June 1, 2020 and informed the Board that his resignation as a Director will be effective June 1, 2020 regardless of whether he is elected to such position at the Company’s annual meeting of stockholders to be held May 27, 2020.

In order to ensure continuity going forward, H. Brian Thompson, Nick Adamo, and Benjamin Stein, members of our Board of Directors, will provide additional guidance and support to the Company’s senior executive team on an interim basis while the Company conducts an executive search for Mr. Calder’s replacement. The information specified in Item 5.02(c)(2) of Form 8-K with respect to Messrs. Thompson, Adamo, and Stein, is set forth in the Company’s proxy statement, filed on April 24, 2020, and is incorporated by reference herein.

Chief Revenue Officer

On May 22, 2020, the Board of Directors appointed Ernie Ortega as Chief Revenue Officer of the Company. Mr. Ortega, age 54, has served since June 17, 2019 as Division President, Americas of the Company, where he has been responsible for all primary client experience functions in the Americas for enterprise, channel, carrier and government clients, including sales, quoting, ordering, service delivery and overall client account management to drive revenue growth for GTT. From January 2017 until joining the Company, Mr. Ortega served as CEO of Towerstream Corporation, a fixed-wireless fiber alternative company delivering high-speed internet access to businesses. From January 2016 until his appointment as the CEO of Towerstream, Mr. Ortega served as an advisor and consultant to Towerstream. Prior to that Mr. Ortega served as the Chief Revenue Officer of Colt Technology Services from October 2015 to December 2016, as Chief Revenue Officer of Cogent Communications Holdings, Inc. from August 2013 to October 2015. He previously served as EVP Sales & Marketing of XO Communications from June 1999 until August 2013.

Mr. Ortega entered into an employment agreement with the Company at the time he joined the Company in 2019. This agreement is now being reviewed and potentially amended in light of his promotion to Chief Revenue Officer. Pursuant to his employment agreement, Mr. Ortega’s salary is currently $350,000 per annum and he is eligible to participate in the Company’s benefit plans. Mr. Ortega is eligible to earn an annual discretionary bonus of up to 60% of his salary, with the bonus formula and annual target bonus amount being subject to review and adjustment in accordance with the Company’s customary practices concerning compensation for similarly situated employees. Pursuant to his employment agreement, Mr. Ortega has been granted 20,000 shares of restricted common stock in the Company, which will vest in equal annual installments over a four year term, with 25% vesting on the first anniversary of the grant and the remainder vesting in equal quarterly installments thereafter. Mr. Ortega has also been granted 20,000 shares of restricted common stock in the Company, which will begin to vest based upon the achievement of specified targets for the Company’s revenue, adjusted free cash flow and EBITDA (earnings before interest, tax, depreciation and amortization) and continue to vest in quarterly installments for the one- or two-year periods following the achievement of such targets. The vesting of Mr. Ortega’s equity awards will be accelerated in full upon a change of control of the Company. In the event the Company terminates Mr. Ortega’s employment without cause or Mr. Ortega terminates his employment for ‘good reason’, then, subject to certain conditions, the Company will pay severance to him in the form of salary and health benefit continuation for a period of twelve months and a prorated bonus for the year in which such termination occurs. The foregoing description of Mr. Ortega’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Except as described above, there are no arrangements or understandings between Mr. Ortega and any other persons pursuant to which Mr. Ortega was appointed as the Company’s Chief Revenue Officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Ortega and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Ortega and the Company that would be required to be reported.

Item 7.01.	Regulation FD Disclosure.

On May 26, 2020, the Company issued a news release announcing Mr. Calder’s removal from this position as the Company’s Chief Executive Officer and President and his resignation as a Director. A copy of the press release is attached hereto as Exhibit 99.1. The information set forth in this Item 7.01 and in the attached press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 9, 2019, by and between GTT Communications, Inc. and Ernie Ortega.

99.1	Press Release dated May 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTT COMMUNICATIONS, INC.

Date: May 26, 2020	By:	/s/ Chris McKee
		Name:	Chris McKee
		Title:	Secretary and General Counsel